UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive
Suite 600
Houston, TX 77057
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 15, 2006, Crown Castle International Corp. (“Company”) entered into a forward-starting interest rate swap agreement with a notional amount equal to $1.55 billion, to hedge the variability of future interest rates in anticipation of the refinancing of $1.55 billion of Tower Revenue Notes by a subsidiary of the Company, which is expected to occur on or before November 15, 2011. Under the swap agreement, the Company has agreed to pay a fixed interest rate of approximately 5.14%, beginning on or before November 15, 2011 through November 15, 2016, in exchange for receiving floating payments based on three-month LIBOR on the same $1.55 billion notional amount for the same five-year period. The swap agreements will be cash settled, in accordance with its terms, on or before November 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: December 15, 2006